Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 14, 2016, Rentech, Inc. (the “Company”) completed the sale of Rentech Nitrogen Pasadena Holdings, LLC (“Pasadena Holdings”) to Pasadena Commodities International, LLC, an affiliate of Interoceanic Corporation. The transaction calls for an initial cash payment to the Partnership of $5.0 million and a cash working capital adjustment, which is expected to be approximately $6.0 million, after confirmation of the amount within ninety days of the closing of the transaction. The purchase agreement also includes a milestone payment which would be paid to Rentech Nitrogen Partners, L.P. (the “Partnership”) unitholders equal to 50% of the facility’s EBITDA, as defined in the purchase agreement, in excess of $8.0 million cumulatively earned over the next two years.

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of adjustments to the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated statements of operations for the three years ended December 31, 2015 are presented as if the disposition had occurred as of January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is presented as if the disposition had occurred on December 31, 2015.

The unaudited pro forma condensed consolidated financial statements are being provided for informational purposes only and are not necessarily indicative of the results of operations or financial position that would have resulted if the disposition had actually occurred on the dates indicated and are not intended to project the Company’s results of operations or financial position for any future period. The unaudited adjustments are based on estimates, available information, and certain assumptions that the Company believes are reasonable, as described in the accompanying notes. The pro forma adjustments reflect the impact of events directly attributable to the sale of Pasadena Holdings and related transaction agreements that are factually supportable, and for purposes of the statements of operations, are expected to have a continuing impact on the Company. The pro forma financial statements do not reflect any assumed proceeds from the milestone payment. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 15, 2016.

RENTECH, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2015

(Amounts in thousands)

		Pro Forma Adjustments
	Company Historical	Adjustment to Eliminate Pasadena Holdings (1)	Adj. (2)	Pro Forma
Current Assets
Cash	$41,708	$(8,589)	$6,118	$39,237
Accounts receivable, net	11,945	(2,450)	—	9,495
Inventories	45,529	(21,758)	—	23,771
Prepaid expenses and other current assets	7,296	(3,512)	—	3,784
Other receivables, net	3,450	(344)	—	3,106
Assets of discontinued operations	27,201	—	—	27,201

Total current assets	137,129	(36,653)	6,118	106,594

Property, plant and equipment, net	242,510	(1,810)	—	240,700

Construction in progress	5,134	(895)	—	4,239

Other assets
Goodwill	40,255	—	—	40,255
Intangible assets	36,084	—	—	36,084
Deposits and other assets	4,530	(71)	—	4,459
Property held for sale	2,359	—	—	2,359
Assets of discontinued operations	182,290	—	—	182,290

Total other assets	265,518	(71)	—	265,447

Total assets	$650,291	$(39,429)	$6,118	$616,980

Current liabilities
Accounts payable	$17,281	(5,015)	—	$12,266
Accrued payroll and benefits	6,858	(1,518)	—	5,340
Accrued liabilities	22,802	(4,126)	—	18,676
Deferred revenue	12,187	(10,786)	—	1,401
Current portion of long-term debt	18,744	—	—	18,744
Accrued interest	337	—	—	337
Other	2,554	(377)	—	2,177
Liabilities of discontinued operations	32,606	—	—	32,606

Total current liabilities	113,369	(21,822)	—	91,547

Long-term liabilities
Debt	157,268	—	—	157,268
Earn-out consideration	871	—	—	871
Asset retirement obligation	4,270	(4,047)	—	223
Deferred income taxes	7,301	—	—	7,301
Other	3,216	(1,541)	—	1,675
Liabilities of discontinued operations	348,576	—	—	348,576

Total long-term liabilities	521,502	(5,588)	—	515,914

Total liabilities	634,871	(27,410)	—	607,461

Mezzanine equity
Series E convertible preferred stock	95,840	—	—	95,840

Stockholders’ equity (deficit)
Common stock	230	—	—	230
Additional paid-in capital	543,724	(160,991)	—	382,733
Accumulated deficit	(531,971)	153,995	6,118	(371,858)
Accumulated other comprehensive loss	(27,204)	(172)	—	(27,376)

Total Rentech stockholders’ equity (deficit)	(15,221)	(7,168)	6,118	(16,271)
Noncontrolling interests	(65,199)	(4,851)	—	(70,050)

Total equity (deficit)	(80,420)	(12,019)	6,118	(86,321)

Total liabilities and stockholders’ equity (deficit)	$650,291	$(39,429)	$6,118	$616,980

RENTECH, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2015

(Amounts in thousands, except per share data)

		Pro Forma Adjustments
	Company Historical	Adjustment to Eliminate Pasadena Holdings (1)	Adj. (2)	Pro Forma
Revenues
Product sales	$222,856	$(137,040)	$—	$85,816
Service revenues	70,569	—	—	70,569
Other revenues	2,419	(2,347)	—	72

Total revenues	295,844	(139,387)	—	156,457

Cost of sales
Product	219,318	(134,731)	—	84,587
Service	53,879	—	—	53,879

Total cost of sales	273,197	(134,731)	—	138,466

Gross profit	22,647	(4,656)	—	17,991

Operating expenses
Selling, general and administrative expense	56,262	(3,937)	—	52,325
Depreciation and amortization	5,930	(755)	—	5,175
Asset impairment	171,878	(160,622)	—	11,256
Other expense, net	3,395	—	—	3,395

Total operating expenses	237,465	(165,314)	—	72,151

Operating loss	(214,818)	160,658	—	(54,160)

Other income (expense), net
Interest expense	(10,746)	—	—	(10,746)
Gain on fair value adjustment to earn-out consideration	230	—	—	230
Other income, net	2,372	(1,425)	—	947

Total other expenses, net	(8,144)	(1,425)	—	(9,569)

Loss from continuing operations before income taxes and equity in loss of investee	(222,962)	159,233	—	(63,729)
Income tax benefit	(12,417)	(45)	—	(12,462)

Loss from continuing operations before equity in loss of investee	(210,545)	159,278	—	(51,267)
Equity in loss of investee	473	—	—	473

Loss from continuing operations	(211,018)	159,278	—	(51,740)
Income from discontinued operations, net of tax	57,987	—	—	57,987

Net income (loss)	(153,031)	159,278	—	6,247
Net (income) loss attributable to noncontrolling interests	38,422	—	(64,285)	(25,863)
Preferred stock dividends	(5,280)	—	—	(5,280)

Net loss attributable to Rentech common shareholders	$(119,889)	$159,278	$(64,285)	$(24,896)

Net loss per common share allocated to Rentech common shareholders:
Basic and diluted:
Continuing operations	$(6.50)			$(2.48)
Net loss	$(5.22)			$(1.08)
Weighted-average shares used to compute loss per common share:
Basic and diluted	22,981			22,981

RENTECH, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2014

(Amounts in thousands, except per share data)

		Pro Forma Adjustments
	Company Historical	Pro Forma Adjustment to Eliminate Pasadena Holdings (1)	Adj. (2)	Pro Forma
Revenues
Product sales	$196,802	$(136,171)	$—	$60,631
Service revenues	70,317	—	—	70,317
Other revenues	2,062	(2,062)	—	—

Total revenues	269,181	(138,233)	—	130,948

Cost of sales
Product	206,849	(152,541)	—	54,308
Service	57,443	—	—	57,443

Total cost of sales	264,292	(152,541)	—	111,751

Gross profit	4,889	14,308	—	19,197

Operating expenses
Selling, general and administrative expense	61,718	(5,078)	—	56,640
Depreciation and amortization	4,202	(1,315)	—	2,887
Pasadena goodwill impairment	27,202	(27,202)	—	—
Other expense, net	(293)	(5)	—	(298)

Total operating expenses	92,829	(33,600)	—	59,229

Operating loss	(87,940)	47,908	—	(40,032)

Other income (expense), net
Interest expense	(3,277)	—	—	(3,277)
Loss on debt estinguishment	(850)	—	—	(850)
Gain on fair value adjustment to earn-out consideration	(1,033)	—	—	(1,033)
Other income, net	618	—	—	618

Total other expenses, net	(4,542)	—	—	(4,542)

Loss from continuing operations before income taxes and equity in loss of investee	(92,482)	47,908	—	(44,574)
Income tax benefit	(12,316)	(18)	—	(12,334)

Loss from continuing operations before equity in loss of investee	(80,166)	47,926	—	(32,240)
Equity in loss of investee	393	—	—	393

Loss from continuing operations	(80,559)	47,926	—	(32,633)
Income from discontinued operations, net of tax	48,055	—	—	48,055

Net income (loss)	(32,504)	47,926	—	15,422
Net income (loss) attributable to noncontrolling interests	494	—	(19,290)	(18,796)
Preferred stock dividends	(3,840)	—	—	(3,840)

Net loss attributable to Rentech common shareholders	$(35,850)	$47,926	$(19,290)	$(7,214)

Net loss per common share allocated to Rentech common shareholders:
Basic and diluted:
Continuing operations	$(2.71)			$(1.60)
Net loss	$(1.57)			$(0.32)

Weighted-average shares used to compute loss per common share:
Basic and diluted	22,856			22,856

RENTECH, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2013

(Amounts in thousands, except per share data)

		Pro Forma Adjustments
		Adjustment
		to Eliminate
	Company Historical	Pasadena Holdings (1)	Adj. (2)	Adj. (3)	Pro Forma
Revenues
Product sales	$141,262	$(131,170)	—	$—	$10,092
Service revenues	48,192	—	—	—	48,192
Other revenues	2,505	(2,505)	—	—	—

Total revenues	191,959	(133,675)	—	—	58,284

Cost of sales
Product	152,864	(143,204)	—	—	9,660
Service	36,592	—	—	—	36,592

Total cost of sales	189,456	(143,204)	—	—	46,252

Gross profit	2,503	9,529	—	—	12,032

Operating expenses
Selling, general and administrative expense	46,529	(4,764)	—	—	41,765
Depreciation and amortization	2,800	(3,886)	—	—	(1,086)
Goodwill impairment	30,029	(30,029)	—	—	—
Loss on sale of Pasadena Holdings	—	—	—	148,157	148,157
Other (income) expense	71	—	—	—	71

Total operating expenses	79,429	(38,679)	—	148,157	188,907

Operating loss	(76,926)	48,208	—	(148,157)	(176,875)

Other income (expense), net
Interest expense	(2,295)	—	—	—	(2,295)
Loss on debt extinguishment	—	—	—	—	—
Gain on fair value adjustment to earn-out consideration	5,122	—	—	—	5,122
Other expense, net	(271)	9	—	—	(262)

Total other expenses, net	2,556	9	—	—	2,565

Loss from continuing operations before income taxes and equity in loss of investee	(74,370)	48,217	—	(148,157)	(174,310)
Income tax benefit	(35,758)	(141)	—	—	(35,899)

Loss from continuing operations before equity in loss of investee	(38,612)	48,358	—	(148,157)	(138,411)
Equity in loss of investee	242	—	—	—	242

Loss from continuing operations	(38,854)	48,358	—	(148,157)	(138,653)
Income from discontinued operations, net of tax	38,892	—	—	—	38,892

Net income (loss)	38	48,358	—	(148,157)	(99,761)
Net (income) loss attributable to noncontrolling interests	(1,570)	—	(19,416)	59,485	38,499
Preferred stock dividends	—	—	—	—	—

Net loss attributable to Rentech common shareholders	$(1,532)	$48,358	$(19,416)	$(88,672)	$(61,262)

Net loss per common share allocated to Rentech common shareholders:
Basic and diluted:
Continuing operations	$(0.72)				$(6.13)
Net loss	$(0.07)				$(2.71)
Weighted-average shares used to compute loss per common share:
Basic and diluted	22,614				22,614

RENTECH, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements give effect to the sale of Pasadena Holdings’ related assets and liabilities. The unaudited pro forma condensed consolidated statements of operations for the three years ended December 31, 2015 are presented as if the sale occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is presented as if the sale occurred on that date.

Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

(1)	Reflects the deconsolidation of Pasadena Holdings’ assets and liabilities as if the disposition occurred on December 31, 2015. All amounts are derived from the Company’s historical consolidated financial statements.

(2)	Reflects the Company’s estimated 60% share of the distributions of net proceeds to the Partnership unitholders, which is comprised of an initial cash payment of $5.0 million, less transaction costs of $0.7 million, plus a working capital payment of $6.0 million. The working capital payment will be based off actual working capital as of March 14, 2016 pursuant to the Purchase Agreement, but for purposes of the pro forma balance sheet the adjustment has been applied to working capital as of December 31, 2015.

Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

(1)	Reflects the deconsolidation of Pasadena Holdings’ results of operations as if the disposition occurred on January 1, 2013. All amounts are derived from the Company’s historical consolidated financial statements.

(2)	Reflects adjustment to net (income) loss attributable to noncontrolling interests for approximately 40% of earnings relating to Pasadena Holdings.

(3)	Reflects loss on sale of Pasadena Holdings, net of allocation of loss to noncontrolling interests, which is comprised of $11.0 million of gross proceeds, less $0.7 million of estimated transactions costs, compared to Pasadena Holdings’ net book value of $158.5 million as of January 1, 2013.